United Airlines Series 2024 - 1 Investor Presentation July 2024

Additional Information 2 The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communicat ion relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information ab out the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any de ale r participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC (“Goldman Sachs”) toll - free at 1 - 866 - 471 - 2526 or Morgan Stanley & Co. LLC (“Morgan Stanley”) toll - free at 1 - 866 - 718 - 1649. This presentation shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of such securities under the securities law of any such jur isd iction. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies an d assumptions, as they deem appropriate. The rating of the Certificates (as defined herein) should be evaluated independently from similar ratings of other securities. A credit rat ing of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating ag enc y. No report of any rating agency is incorporated by reference herein. Forward - Looking Statements This presentation may contain statements about the issuer's future plans and prospects that constitute forward - looking statement s for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those in forward - looking statements as a result of various important factors, including those discussed in the issuer’s most recent Annual Report on Form 10 - K for the year ended December 31, 2023, as updated by its subsequ ent Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K and other filings with the SEC. These documents are available on the SEC’s website, on the issuer's website or from the issuer’s Investor Relations group. In addition, any forward - looking statements contained in this presentation represent the issuer's opinions only as of the date here of and should not be relied upon as representing the issuer's opinions as of any subsequent date. While the issuer may elect to update forward - looking statements at some point in th e future, the issuer specifically disclaims any obligation to do so, even if its estimates change.

Agenda 1. Transaction Overview 2. Aircraft Collateral Summary 3. Appendix A : Additional Aircraft Characteristics 3

Transaction Overview 4

Transaction Overview (1/2)

United Airlines, Inc. (“United”, “UAL” or the “Company”) intends to raise up to approximately $1,354,657,000 through the offering of the following Pass-Through Certificates, Series 2024-1 (the “Certificates”)

- Class AA face amount of $969,187,000
- Class A face amount of $385,470,000

- The Equipment Notes underlying the Certificates will have the benefit of a security interest in forty-eight (48) aircraft:
  - Eleven (11) 737 MAX 9 aircraft delivered between May 2023 and September 2023
  - Five (5) 737 MAX 8 aircraft delivered between June 2023 and December 2023
  - Five (5) 787-10 aircraft delivered between November 2022 and December 2022
  - Two (2) 777-300ER aircraft delivered between January 2020 and March 2020
  - Twenty-one (21) 737-900ER aircraft delivered between December 2010 and June 2015
  - Four (4) 737-800 aircraft delivered between October 2010 and March 2011
- The Certificates offered in this transaction will include two tranches of amortizing debt:
  - Class AA senior tranche amortizing over 12.5 years, with a 44.0% initial and 44.4% max loan-to-value ratio (“LTV”)[1]
  - Class A junior tranche amortizing over 12.5 years, with a 61.5% initial and 62.0% max LTV
- No additional aircraft will be financed to increase the size of the Class AA or Class A Pass Through Certificates
  - United will retain the option to issue additional subordinated classes of certificates at any time on or after the issuance date of the Class AA and Class A Certificates

Note: Collateral values are calculated as the lesser of the mean and median of the base value of each aircraft as appraised by Aviation Specialists Group, Inc. ("ASG"), BK Associates, Inc. ("BK"), and mba Aviation ("mba") as of June 1, 2024, in each case adjusted as described in such appraisal, which are set forth in the Preliminary Prospectus Supplement ("LMM").

1. Initial LTV for the Class AA and Class A Certificates is calculated as of August 5, 2024, which is assumed to be the closing date of the offering (with the actual closing date being referred to herein as the "Issuance Date"). Maximum LTV for the Class AA and Class A Certificates is calculated as of February 15, 2025, which is assumed to be the first Regular Distribution Date.

5

Transaction Overview (2/2) ▪ The transaction’s legal structure will include standard provisions, as well as recent market adjustments, including: — Controlling party must meet commercial reasonableness standard when disposing of any collateral post - default, and no breakup or other fees (excluding third party broker fees) may be paid to any buyer, potential buyer, or other person from the proceeds of such disposition — Aircraft substitution rights, which are generally consistent with UAL 2023 - 1, and which may include Rating Agency Confirmation ( “RAC”) requirements (multiple aircraft may be replaced by one aircraft and one aircraft may be replaced by multiple aircraft) ▪ Liquidity Facility Provider: Natixis ▪ Joint Structuring Agents: Goldman Sachs and Morgan Stanley ▪ Joint Lead Active Bookrunners: Goldman Sachs, Morgan Stanley, Citi, and Deutsche Bank ▪ No depositary or escrow arrangement (since all aircraft are currently owned and delivered to United and will be financed on t he Issuance Date) 6

Class AA Class A Face Amount $969,187,000 $385,470,000 Expected Ratings (Moody’s / S&P) Aa3 / AA A3 / A Initial / Max LTV 1 44.0% / 44.4% 61.5% / 62.0% Weighted Average Life (Years) 8.5 8.5 Regular Distribution Dates February 15, August 15 February 15, August 15 Final Expected Distribution Date 2 February 15, 2037 February 15, 2037 Final Maturity 3 August 15, 2038 August 15, 2038 Section 1110 Protection Yes Liquidity Facility 3 semi - annual interest payments United Series 2024 - 1 EETC Structural Summary 1. Initial LTV for the Class AA and Class A Certificates is calculated as of August 5, 2024, which is assumed to be the Issua nce Date. Maximum LTV for the Class AA and Class A Certificates is calculated as of February 15, 2025, which is assumed to be the first Regular Distribution Date. 2. Each series of Equipment Notes will mature on the Final Expected Distri but ion Date for the related class of Certificates. 3. The Final Maturity Date for each class of the Certificates is the date that is 18 months after the Final Expected Distribution Date for the relevant Certificates, which represents the period cor responding to the applicable Liquidity Facility coverage of three successive semiannual interest payments. 7

Key Structural Elements Cross - Collateralization and Cross - Default ▪ The Equipment Notes will be cross - collateralized by all aircraft in the collateral pool ▪ All indentures will include cross - default provisions Buyout Rights ▪ After a Certificate Buyout Event, subordinate Certificate holders have the right to purchase all (but not less than all) of t he then outstanding more senior classes of Certificates at par plus accrued and unpaid interest ▪ No Equipment Note buyout rights Waterfall ▪ Same waterfall structure before and after an event of default ▪ Interest on the Preferred A Pool Balance is paid ahead of principal on the Class AA Certificates Requirements for Exercise of Remedies ▪ Standard limitations on Controlling Parties’ ability to exercise remedies, consistent with recent EETCs issued by United ▪ Dispositions of collateral expressly required to be executed in a commercially reasonable manner pursuant to Article 9 of the Un ited States Uniform Commercial Code (“UCC”), and no break - up fees may be paid to any buyer (or potential buyer) from the proceeds of such di spositions Substitution Rights ▪ Prior to the Issuance Date, United may, subject to obtaining a RAC and certain additional conditions, substitute any aircraft th at ceases to be in the condition required for financing under the offering with an aircraft of the same model, or, subject to certain further co ndi tions, one or more aircraft of a different model and/or manufacturer ▪ Following the financing of the aircraft pursuant to the offering, United may substitute airframes and engines on terms genera lly consistent with UAL 2023 - 1, including, in the case an airframe substitution, terms requiring that i ) each substitute airframe has a manufacture date that is no more than one year prior to the manufacture date of the airframe being replaced, ii) the appraised maintenance - adjusted current market value of the substitute airframe (or substitute airframes collectively) is not less than that of the airframe (or airframes collective ly) being replaced pursuant to such substitution, and iii) except in the case of a substitution for an airframe of the same or improved model, a RA C is obtained Additional Certificates ▪ United has the right to issue additional subordinated classes of certificates on or after the Issuance Date 8

Aircraft Collateral Summary 9

UAL 2024-1 Collateral Overview

Key Statistics

48x aircraft

$2.2bn LMM

71% New Technology

~3.8-year average age

Aircraft Type



3%
9%
33%
12%
17%
26%
787-10
737 MAX 9
737-900ER
737 MAX 8
777-300ER
737-800

Aircraft Type	# of Aircraft	LMM ($mm)	% of Portfolio (By LMM)	Average Age	Age Range	Equipment Maturity Date	New Tech / Current Tech	Importance to United
737 MAX 8	5	262	38%	1 yrs	0.7 – 1.2 yrs	Feb-37	New Tech	• Boeing 737 MAX aircraft are a core component of the 'United Next' growth strategy, with 300+ new deliveries expected in the coming years • Key to United's fleet renewal efforts and will replace certain aging narrowbody aircraft
737 MAX 9	11	578		1 yrs	0.9 – 1.3 yrs	Feb-37	New Tech	
787-10	5	721	33%	2 yrs	1.7 – 1.8 yrs	Feb-37	New Tech	• Expected to replace United's older Boeing 767 and 777 aircraft, reducing carbon emissions by ~25% per seat and improving fuel burn and maintenance costs
777-300ER	2	192	9%	4 yrs	4.4 – 4.5 yrs	Feb-37	Current Tech	• Largest aircraft in United's fleet, serving high-demand long-haul markets that are critical to United's international network and overall business
737-900ER	21	373	20%	12 yrs	9.1 – 13.6 yrs	Aug-31 – Aug-34	Current Tech	• The workhorses of United's narrowbody fleet, operating nearly 40% of United's domestic mainline departures in 2023 • The UAL 2024-1 737NGs have been retrofitted or are expected to be retrofitted by 2025 YE
737-800	4	77		14 yrs	13.4 – 13.8 yrs	Aug-31	Current Tech	
Total	**48**	**$2,203**		**~ 3.8 yrs**			**71% New Tech**	

Note: Statistics are weighted by the LMM.

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Aircraft Collateral Significance to United's Fleet

- Each asset type included in the 2024-1 collateral pool has an important strategic fit within United's broader fleet:
  - The **737 MAX** is critical to United's fleet renewal strategy; the new technologies on the MAX aircraft include advanced technology winglets, efficient engine architecture and superior aerodynamics
  - The **737-800** and **737-900ER** are the narrowbody workhorses of United's fleet, combining to operate nearly 40% of United's domestic mainline departures in 2023
  - The **787-10** is the newest and largest aircraft in the Boeing 787 family (the future of United's long-term widebody fleet), offering exceptional range and unit economics and operating high-density transatlantic routes
  - The **777-300ER** is the largest widebody aircraft in United's long-haul fleet; key value drivers include efficiency, commonality, dependability and flexibility – generating significant long-term value for United
- The 737NG narrowbody aircraft will continue to be an essential component of United's long-term domestic fleet alongside the new 737 MAXs
  - United is investing millions of dollars per aircraft to retrofit the 737-800 and 737-900ER fleets with United's new signature interior, featuring larger overhead bins, seatback entertainment, Bluetooth connectivity, high-speed Wi-Fi, etc. to ensure these aircraft meet brand standards for years to come
  - As of June 2024, 11 of the 25 UAL 2024-1 737NG aircraft have already been retrofitted and the remaining 14 are expected to be completed by 2025 YE
- The 777-300ER and 787-10 widebody aircraft are core to United's international fleet network
  - United offers non-stop service to 130+ international destinations across 65+ countries, making it the largest and most diversified international route network among U.S. airlines
  - The 777-300ER is a key transpacific aircraft operating 34% of such ASMs in 2024 while the 787-10 is a key transatlantic aircraft operating 20% of such ASMs in 2024
- The average age of United's fleet is 16.3 years, whereas the aircraft in UAL 2024-1 have a weighted average age of just 3.8 years[1]

The aircraft in the transaction represent a combination of both United's next generation of mission-critical fleet types (737 MAX 8/9, 787-10) and United's current core fleet types (737-800/-900ER, 777-300ER) that serve as the backbone of United's domestic and international network

Note: Statistics are weighted by the LMM. 1. The unweighted average age of the UAL 2024-1 portfolio is 7.1 years.

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12% 59% 9% 7% 14% 0% 10% 20% 30% 40% 50% 60% 70% 0 - 1yrs 1 - 2yrs 2 - 6yrs 6 - 12yrs 12 - 15yrs Aircraft Types Portfolio Age: WA Age 3.8 years UAL 2024 - 1 Collateral 48x Aircraft 33% 26% 17% 12% 9% 3% 787-10 737 MAX 9 737-900ER 737 MAX 8 777-300ER 737-800 11% 5% 18% 40% 27% 0% 10% 20% 30% 40% 50% 8 - 10yrs 10 - 11yrs 11 - 12yrs 12 - 13yrs 13 - 14yrs Aircraft Types Portfolio Age: WA Age 12.1 years 83% 17% 737-900ER 737-800 Mid - Life Aircraft: 20% of Value (25x Aircraft) Detailed Portfolio Breakdown Note: Charts and statistics are weighted by the LMM. Aircraft Types Portfolio Age: WA Age 1.7 years New / Recently Delivered Aircraft: 80% of Value (23x Aircraft) 41% 33% 15% 11% 787-10 737 MAX 9 737 MAX 8 777-300ER 15% 74% 0% 0% 11% 0% 20% 40% 60% 80% 0-1yrs 1-2yrs 2-3yrs 3-4yrs 4-5yrs 12

LTV and Paydown Profile Class AA LTV (RS) Class A LTV (RS) Class AA Debt Balance (LS) Class A Debt Balance (LS) Note: Reflects the projected value as of disposal period. The transaction is structured to de - lever quickly through the tenor 13 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0 200 400 600 800 1,000 1,200 1,400 LTV Debt Balance ($mm)

Aircraft Collateral Summary and Equipment Note Maturity Dates (1/2)

- United has obtained desktop appraisals for the aircraft from ASG, BK, and mba.
- Aggregate aircraft appraised value is approximately $2,203mm as of June 1, 2024.
- Appraisals indicate a minimum collateral cushion of 56.0% and 38.5% on the Class AA and Class A Certificates, respectively, which increases after the first year over time as the debt amortizes.[1]

Aircraft Number	Manufacturer Serial Number	Body Type	Aircraft Type	Engine Type	Month of Delivery	Age (years)	Appraisal Values (mm)[2]			LMM	Class AA / A Equipment Note Maturity Date
							mba	BK	ASG		
1	44309	Narrowbody	737 MAX 8	LEAP 1B-28	23-Jun	1.2	51.2	54.5	51.3	**51.3**	Feb-37
2	64609	Narrowbody	737 MAX 8	LEAP 1B-28	23-Jul	1.1	51.5	54.6	52.1	**52.1**	Feb-37
3	64608	Narrowbody	737 MAX 8	LEAP 1B-28	23-Aug	1.0	51.8	54.7	52.1	**52.1**	Feb-37
4	67604	Narrowbody	737 MAX 8	LEAP 1B-28	23-Dec	0.7	53.0	55.1	52.9	**53.0**	Feb-37
5	67588	Narrowbody	737 MAX 8	LEAP 1B-28	23-Dec	0.7	53.0	55.1	52.9	**53.0**	Feb-37
6	67184	Narrowbody	737 MAX 9	LEAP 1B-28	23-May	1.3	52.0	55.9	51.7	**52.0**	Feb-37
7	67590	Narrowbody	737 MAX 9	LEAP 1B-28	23-May	1.3	52.0	55.9	51.7	**52.0**	Feb-37
8	67591	Narrowbody	737 MAX 9	LEAP 1B-28	23-Jun	1.2	52.3	56.0	51.7	**52.3**	Feb-37
9	67187	Narrowbody	737 MAX 9	LEAP 1B-28	23-Jun	1.2	52.3	56.0	51.7	**52.3**	Feb-37
10	67186	Narrowbody	737 MAX 9	LEAP 1B-28	23-Jun	1.2	52.3	56.0	51.7	**52.3**	Feb-37
11	67188	Narrowbody	737 MAX 9	LEAP 1B-28	23-Jun	1.2	52.3	56.0	51.7	**52.3**	Feb-37
12	67603	Narrowbody	737 MAX 9	LEAP 1B-28	23-Aug	1.0	52.9	56.2	52.8	**52.9**	Feb-37
13	67193	Narrowbody	737 MAX 9	LEAP 1B-28	23-Aug	1.0	52.9	56.2	52.8	**52.9**	Feb-37
14	67609	Narrowbody	737 MAX 9	LEAP 1B-28	23-Aug	1.0	52.9	56.2	52.8	**52.9**	Feb-37
15	67610	Narrowbody	737 MAX 9	LEAP 1B-28	23-Sep	0.9	53.2	56.3	52.8	**53.2**	Feb-37
16	67615	Narrowbody	737 MAX 9	LEAP 1B-28	23-Sep	0.9	53.2	56.3	52.8	**53.2**	Feb-37
17	31663	Narrowbody	737-800	CFM56-7B26	10-Oct	13.8	14.7	16.8	15.7	**15.7**	Aug-31
18	31652	Narrowbody	737-800	CFM56-7B26	10-Dec	13.6	14.2	16.2	15.1	**15.1**	Aug-31
19	39998	Narrowbody	737-800	CFM56-7B26	11-Mar	13.4	26.2	27.4	27.2	**26.9**	Aug-31
20	39999	Narrowbody	737-800	CFM56-7B26	11-Mar	13.4	18.7	19.9	19.0	**19.0**	Aug-31
21	31655	Narrowbody	737-900ER	CFM56-7B26	10-Dec	13.6	14.3	16.2	13.9	**14.3**	Aug-31
22	31643	Narrowbody	737-900ER	CFM56-7B26	10-Dec	13.6	14.1	16.1	13.6	**14.1**	Aug-31
23	40000	Narrowbody	737-900ER	CFM56-7B26	11-Apr	13.3	15.1	16.7	14.6	**15.1**	Aug-31
24	31661	Narrowbody	737-900ER	CFM56-7B26	12-Jan	12.5	16.6	18.8	16.5	**16.6**	Aug-31

1. Minimum collateral cushion is calculated as of February 15, 2025, the Regular Distribution Date with the Maximum LTV set forth under "Loan to Aircraft Value Ratios" in the Summary of the Preliminary Prospectus Supplement.
2. Reflects the maintenance adjusted base value of each aircraft as appraised by ASG, BK and mba as of June 1, 2024

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Aircraft Collateral Summary and Equipment Note Maturity Dates (2/2)

Aircraft Number	Manufacturer Serial Number	Body Type	Aircraft Type	Engine Type	Month of Delivery	Age (years)	Appraisal Values (mm)[1]			LMM	Class AA / A Equipment Note Maturity Date
							mba	BK	ASG		
25	31650	Narrowbody	737-900ER	CFM56-7B26	12-Feb	12.5	18.0	19.4	16.9	**18.0**	Aug-31
26	40003	Narrowbody	737-900ER	CFM56-7B26	12-Mar	12.4	16.5	18.7	16.2	**16.5**	Aug-31
27	31651	Narrowbody	737-900ER	CFM56-7B26	12-Mar	12.4	18.5	20.5	18.2	**18.5**	Aug-31
28	40004	Narrowbody	737-900ER	CFM56-7B26	12-Apr	12.3	23.1	24.8	23.1	**23.1**	Aug-31
29	31646	Narrowbody	737-900ER	CFM56-7B26	12-Apr	12.3	17.0	19.2	17.0	**17.0**	Aug-31
30	40005	Narrowbody	737-900ER	CFM56-7B26	12-May	12.2	18.1	20.0	17.7	**18.1**	Aug-31
31	41742	Narrowbody	737-900ER	CFM56-7B26	12-May	12.2	17.7	19.9	17.6	**17.7**	Aug-31
32	31640	Narrowbody	737-900ER	CFM56-7B26	12-Jun	12.1	17.9	20.1	17.7	**17.9**	Aug-31
33	41743	Narrowbody	737-900ER	CFM56-7B26	12-Jun	12.1	17.4	19.6	17.1	**17.4**	Aug-31
34	37205	Narrowbody	737-900ER	CFM56-7B26	12-Sep	11.9	15.9	18.9	15.8	**15.9**	Aug-31
35	41744	Narrowbody	737-900ER	CFM56-7B26	12-Sep	11.9	15.7	18.8	15.7	**15.7**	Aug-31
36	37199	Narrowbody	737-900ER	CFM56-7B26	12-Sep	11.9	15.9	18.9	15.8	**15.9**	Aug-31
37	37206	Narrowbody	737-900ER	CFM56-7B26	12-Oct	11.8	16.1	19.1	16.4	**16.4**	Aug-31
38	37200	Narrowbody	737-900ER	CFM56-7B26	12-Nov	11.8	16.9	19.5	16.7	**16.9**	Aug-31
39	42175	Narrowbody	737-900ER	CFM56-7B26	14-Jan	10.5	20.2	21.8	20.4	**20.4**	Aug-31
40	42201	Narrowbody	737-900ER	CFM56-7B26	15-May	9.2	23.6	24.4	23.8	**23.8**	Aug-34
41	42202	Narrowbody	737-900ER	CFM56-7B26	15-Jun	9.1	24.4	24.1	23.2	**23.9**	Aug-34
42	66591	Widebody	777-300ER	GE90-115B	20-Jan	4.5	96.4	83.8	107.4	**95.9**	Feb-37
43	66592	Widebody	777-300ER	GE90-115B	20-Mar	4.4	97.9	84.6	107.4	**96.6**	Feb-37
44	66988	Widebody	787-10	GEnx-1B70	22-Nov	1.8	139.2	149.0	144.2	**144.1**	Feb-37
45	66987	Widebody	787-10	GEnx-1B70	22-Nov	1.8	139.2	149.0	144.2	**144.1**	Feb-37
46	66989	Widebody	787-10	GEnx-1B70	22-Dec	1.7	140.1	149.2	144.2	**144.2**	Feb-37
47	66990	Widebody	787-10	GEnx-1B70	22-Dec	1.7	140.1	149.2	144.2	**144.2**	Feb-37
48	66985	Widebody	787-10	GEnx-1B70	22-Dec	1.7	140.1	149.2	144.2	**144.2**	Feb-37
Total						**3.8**	**$2,178**	**$2,300**	**$2,216**	**$2,203**	

Note: Statistics are weighted by the LMM.
1. Reflects the maintenance adjusted base value of each aircraft as appraised by ASG, BK and mba as of June 1, 2024.

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Appendix A: Additional Aircraft Characteristics 16

Aircraft Collateral Pool Importance

Aircraft type		% of UAL 2024-1 (By Value)	# of Aircraft	Average Age by Type	Importance to United
737 MAX 8		12%	5	0.9	▪ Key component of the 'United Next' growth strategy, enabling reduced network reliance on regional aircraft ▪ Offers superior takeoff performance for destinations in the US, Caribbean, and Latin America that require increased capabilities
737 MAX 9		26%	11	1.1	▪ Currently United's largest MAX sub-fleet type and a key component of the 'United Next' growth strategy ▪ Key to United's fleet renewal efforts and will replace certain aging narrowbody aircraft
787-10		33%	5	1.7	▪ United's largest 787 sub-fleet type, offering superior unit costs ▪ Expected to replace United's older Boeing 767 and 777 aircraft, reducing carbon emissions by ~25% per seat and improving fuel burn economics and maintenance costs
777-300ER		9%	2	4.4	▪ The largest aircraft in United's fleet, serving high-demand long-haul markets that are critical to United's international network and overall business
737-900ER		17%	21	11.8	▪ Offers up-gauge opportunities from smaller-sized narrowbody aircraft for markets with higher demand ▪ Best per seat economics amongst 737NG aircraft
737-800		3%	4	13.5	▪ United operates 141 737-800 aircraft, the most of any fleet type ▪ Combination of strong operating economics, passenger capacity and range capability for United's domestic and Latin network

17

Boeing 737 MAX 8 Aircraft

Description

The Boeing 737 MAX 8 is the second largest variant of the 737 MAX family currently in service.

- Large single-aisle, transcontinental range narrowbody aircraft.
- High degree of commonality with other MAX family aircraft.
  - Significant order book exists for 737 MAX 8 aircraft with over 2,200 orders.
- Expected to contribute up to 8% better fuel efficiency and 7% lower operating costs relative to current-gen competition.
- 737 MAX 8 provides continuity to best-selling 737-800.

Importance to United

- 737 MAX 8 is United's youngest sub-fleet type and a key component of the 'United Next' growth strategy, helping expand its fleet and up-gauge on routes across its network.
- Accommodates 166 passengers in two-class configuration.
- Equipped with new signature interior providing best in class customer experience featuring larger overhead bins, seatback inflight entertainment, Bluetooth connectivity, LED mood lighting, and high-speed Wi-Fi.
- Offers superior takeoff performance for destinations in the US, Caribbean, and Latin America requiring increased capabilities.

Top 5 Boeing 737 MAX 8 Customers (Disclosed)

Boeing 737-7/-8 Airline Operators (In Service, Stored & On Order)	No. of Aircraft	Share of Fleet
Southwest Airlines	703	22%
Ryanair	154	5%
United Airlines	123	4%
SpiceJet	122	4%
American Airlines	103	3%
Others	2,006	62%
Total	**3,211**	**100%**

Boeing 737-7/-8 Fleet Distribution In Service, Stored & On Order



North America
Asia Pacific
Europe
Latin America
Others
36%
29%
21%
6%
8%

United Boeing 737 MAX 8 Details

General Spec:	
Winglets (Advanced Technology)	Yes
Automatic Approach and Landing Certificate	CAT IIIA
Extended Twin-Engine Operations (ETOPS)	180 minutes
Engine Type / Thrust	LEAP-1B28
APU Manufacturer	Honeywell
Brakes and Wheels Manufacturer / Type	Safran / Carbon
Weights and Capacities:	
Fuel Capacity	6,820 US gal.
Cargo Capacity (Max Volume)	1,540 ft^3

Sources: United Airlines, Inc, Cirium / Ascend Market Commentary Boeing 737-7/-8, Q2 2024

18

Boeing 737 MAX 9 Aircraft

Description

The Boeing 737 MAX 9 is the largest variant of the 737 MAX family currently in service

- Most 737 MAX 9 aircraft quickly returned to service following temporary grounding in January 2024 after an incident on an Alaska Airlines flight involving a door-plug.
- The 737 MAX 9 provides continuity to the 737-900ER along with 14% fuel savings.
- No all-new MAX replacement is planned before mid-2030s.

Importance to United

- 737 MAX 9 is currently United's largest 737 MAX variant, and a key component of the 'United Next' growth strategy, helping expand its fleet and up-gauge on routes across its network.
- Accommodates 179 passengers in two-class configuration.
- Equipped with new signature interior providing best in class customer experience featuring larger overhead bins, seatback inflight entertainment, Bluetooth connectivity, LED mood lighting, and high-speed Wi-Fi.
- Viewed as strong and versatile replacement for United's aging A320 and 757 narrowbody fleets.

Top 5 Boeing 737 MAX 9 Customers (Disclosed)

Boeing 737-9/-10 Airline Operators (In Service, Stored & On Order)	No. of Aircraft	Share of Fleet
United Airlines	348	26%
Ryanair	150	11%
Alaska Airlines	136	10%
American Airlines	112	8%
Delta Air Lines	100	8%
Others	484	36%
Total	**1,330**	**100%**

Boeing 737-9/-10 Fleet Distribution In Service, Stored & On Order



North America
Asia Pacific
Europe
Latin America
Others
56%
16%
16%
8%
4%

United Boeing 737 MAX 9 Details

General Spec:	
Winglets (Advanced Technology)	Yes
Automatic Approach and Landing Certificate	CAT IIIA
Extended Twin-Engine Operations (ETOPS)	180 minutes
Engine Type / Thrust	LEAP-1B28
APU Manufacturer	Honeywell
Brakes and Wheels Manufacturer / Type	Safran / Carbon
Weights and Capacities:	
Fuel Capacity	6,820 US gal.
Cargo Capacity (Max Volume)	1,816 ft^3

Sources: United Airlines, Inc, Cirium / Ascend Market Commentary Boeing 737-9/-10, Q2 2024

19

Boeing 737-800 Aircraft

Description

The Boeing 737-800 has large 166-passenger capacity, which offers improved seat mile costs.

- The 737-800 remains a highly liquid single-aisle aircraft with around 200 operators.
  - The aircraft is popular among a good mix of mainline, charter, and low-cost carriers with a good regional distribution and is a favorite of the leasing community.
- There is strong leasing demand for the variant, driven by need for capacity and supply constraints on delivery of replacement MAX 8 and A320neo aircraft.

Importance to United

- United operates 141 737-800 aircraft, the most of any of its fleet types
- Accommodates 166 passengers in two-class configuration.
- Alongside the 737-900ER, are the workhorses of the narrowbody fleet, operating nearly 40% of United's domestic mainline departures in 2023.
- Currently being refitted with United's new signature interior, featuring larger overhead bins, seatback inflight entertainment, Bluetooth connectivity, and high-speed Wi-Fi to enable continued service for years to come.

Top 5 Boeing 737-800 Customers (Disclosed)

Boeing 737-800 Airline Operators (In Service & Stored)	No. of Aircraft	Share of Fleet
American Airlines	303	7%
Ryanair	208	5%
Southwest Airlines	207	5%
China Southern Airlines	161	4%
United Airlines	141	3%
Others	3,499	77%
Total	**4,519**	**100%**

Boeing 737-800 Fleet Distribution (In Service & Stored)



Asia Pacific
Europe
North America
Latin America
Others
41%
28%
21%
5%
5%

United Boeing 737-800 details

General Spec:	
Winglets (Split Scimitar)	Yes
Automatic Approach and Landing Certificate	CAT IIIA
Extended Twin-Engine Operations (ETOPS)	180 minutes
Engine Type / Thrust	CFM56-7B26
APU Manufacturer	Honeywell
Brakes and Wheels Manufacturer / Type	Honeywell / Steel
Weights and Capacities:	
Fuel Capacity	6,875 US gal.
Cargo Capacity (Max Volume)	1,555 ft^3

Sources: United Airlines, Inc, Cirium / Ascend Market Commentary Boeing 737-800, Q2 2024

20

Boeing 737-900ER Aircraft

Description

The Boeing 737-900ER is particularly attractive to US operators due to additional seat count.

- Additional seat capacity is currently attractive due to market conditions and lack of supply.
- Boeing's ongoing struggle with supply and quality issues in production of 737 MAX aircraft is driving strong demand for 737 NG family aircraft.

Importance to United

- Key medium-sized narrowbody, offering up-gauge opportunities from smaller-sized aircraft for markets with stronger demand.
- Accommodates 179 passengers in two-class configuration.
- Alongside the 737-800, are the workhorses of the narrowbody fleet, operating nearly 40% of United's domestic mainline departures in 2023.
- Currently being refitted with United's new signature interior, featuring larger overhead bins, seatback inflight entertainment, Bluetooth connectivity, and high-speed Wi-Fi to enable continued service for years to come.

Top 5 Boeing 737-900ER Customers (Disclosed)

Boeing 737-900ER Airline Operators (In Service & Stored)	No. of Aircraft	Share of Fleet
Delta Air Lines	163	31%
United Airlines	136	26%
Alaska Airlines	91	17%
Korean Air	63	12%
Saudia	15	3%
Others	63	12%
Total	**531**	**100%**

Boeing 737-900/900ER Fleet Distribution (In Service & Stored)



North America
Asia Pacific
Europe
Middle East
3%
5%
18%
74%

United Boeing 737-900ER details

General Spec:	
Winglets (Split Scimitar)	Yes
Automatic Approach and Landing Certificate	CAT IIIA
Extended Twin-Engine Operations (ETOPS)	180 minutes
Engine Type / Thrust	CFM56-7B26
APU Manufacturer	Allied Signal
Brakes and Wheels Manufacturer / Type	Messier-Bugatti / Carbon
Weights and Capacities:	
Fuel Capacity	6,875 US gal.
Cargo Capacity (Max Volume)	1,824 ft³

Sources: United Airlines, Inc, Cirium / Ascend Market Commentary Boeing 737-900/900ER, Q2 2024

21

Boeing 777-300ER Aircraft

Description

777-300ER has a large belly cargo capacity, which is a positive for freight economics.

- Resurgence in travel demand coupled with delays in production of the 777-9 has brought many aircraft back into long-haul service.
  - Volume of aircraft in storage is down to around 6%, from a peak of over 60% in March 2020.
  - There are 48 aircraft in storage at the end of April 2024, which is down from 54 in February.
- The 777-300ER has more than 40 airline operators with a fleet of more than 750 in service.

Importance to United

- The 777-300ER is United's largest capacity long-range widebody, serving high-demand international routes to key markets in Europe, Asia and Oceania.
- Largest Boeing 777 sub-fleet type, offering superior unit costs.
- Accommodates 350 passengers in three-class configuration.
- Equipped with Polaris and Premium Plus products providing best-in-class customer experience including direct aisle access seats and larger inflight entertainment screen.

Top 5 Boeing 777-300ER Customers (Disclosed)

Boeing 777-300ER Airline Operators (In Service & Stored)	No. of Aircraft	Share of Fleet
Emirates	123	16%
Qatar Airways	57	7%
Air France	43	5%
Cathay Pacific	39	5%
Saudia	35	4%
Others	490	62%
Total	**787**	**100%**

Boeing 777-300ER Fleet Distribution (In Service & Stored)



Asia Pacific
Middle East
Europe
North America
Africa
3%
8%
20%
39%
30%

United Boeing 777-300ER details

General Spec:	
Automatic Approach and Landing Certificate	CAT IIIB
Flight Deck Display	PFD / ND
Extended Twin-Engine Operations (ETOPS)	180 minutes
Engine Type / Thrust	GE90-115BL
APU Manufacturer	Honeywell
Brakes and Wheels Manufacturer / Type	Goodrich / Carbon
Weights and Capacities:	
Fuel Capacity	47,890 US gal.
Cargo Capacity (Max Volume)	7,120 ft³

Sources: United Airlines, Inc, Cirium / Ascend Market Commentary Boeing 777-300ER, Q2 2024

22

Boeing 787-10 Aircraft

Description

The Boeing 787-10 has 318-passenger capacity which improved seat mile costs versus the 787-9.

- High degree of commonality with other 787 family aircraft.
  - Ongoing production issues continue to affect deliveries. The undelivered inventory of 787s stands at around 60 aircraft.
- With shorter range but more seats than the 787-9, the aircraft is ideal for high-density, medium-haul routes, including intra-Asia, transatlantic and Middle East to Asia and Europe.

Importance to United

- Key component of the 'United Next' international growth strategy, flying primarily on Europe and Trans-Pacific routes.
- Largest Boeing 787 sub-fleet type, offering superior unit costs.
- Accommodates 318 passengers in three-class configuration
- Expected to replace United's older Boeing 767 and Boeing 777 aircraft, reducing carbon emissions by ~25% per seat and improving fuel burn economics and maintenance costs.
- Equipped with Polaris and Premium Plus products providing best-in-class customer experience including direct aisle access seats and larger inflight entertainment screen.

Top 5 Boeing 787-10 Customers (Disclosed)

Boeing 787-10 Airline Operators (In Service, Stored & On Order)	No. of Aircraft	Share of Fleet
Etihad Airways	30	12%
Saudia	29	11%
Singapore Airlines	28	11%
United Airlines	21	8%
Korean Air	20	8%
Others	128	50%
Total	**256**	**100%**

Boeing 787-10 Fleet Distribution In Service, Stored & On Order



Asia Pacific
Middle East
North America
Europe
Africa
1%
13%
16%
42%
28%

United Boeing 787-10 details

General Spec:	
Automatic Approach and Landing Certificate	CAT IIIA
Flight Deck Display	5 Multi-Function Displays
Extended Twin-Engine Operations (ETOPS)	180 minutes
Engine Type / Thrust	GEnx-1B70
APU Manufacturer	Hamilton Sundstrand
Brakes and Wheels Manufacturer / Type	Goodrich / Carbon
Weights and Capacities:	
Fuel Capacity	33,380 US gal.
Cargo Capacity (Max Volume)	6,187 ft^3

Sources: United Airlines, Inc, Cirium / Ascend Market Commentary Boeing 787-10, Q2 2024

23

737 MAX 8 over 737-800W 737 MAX 8 over A320ceo (15%) (15%) (21%) 737 MAX – Leading Fuel Efficiency Improvements 1. The Boeing Company; 2. Assumes 874 nautical mile trip in 2023 U.S Dollars on a two class seating configuration (166 seats 737 - 800W, 150 seats A320ceo and 166 seats 737 - MAX 8) 3. Assumes 874 nautical mile trip in 2023 U.S Dollars on a two class seating configuration (179 seats 737 - 900ER, 150 seats A320ceo, 179 sea ts 737 - MAX 9) New technologies on the MAX family include advanced winglets, efficient engine architecture and superior aerodynamics. The LE AP engines facilitate a material portion of the efficiency and per seat CO2 emissions improvements. 737 MAX 8 Fuel Efficiency (Per Seat) 2 737 MAX 9 Fuel Efficiency (Per Seat) 3 Lower % Fuel use per seat Lower % Fuel use per seat 737 MAX 9 over 737-900ER 737 MAX 9 over A320ceo Advanced Technology Winglets More Efficient Seating Options Nacelle Chevrons Laminar Flow Nacelles Advanced Avionics R eduction i n fuel and CO 2 emissions 50% reduction i n noise footprint LEAP - 1B Engine Aerodynamic aft body High Bypass Ratio Engines 737 MAX technology minimizes noise and per seat emissions (compared with 737NG) 1 (22%) 24

787 Dreamliner – Technology Update 1. The Boeing Company; 2. Assumes 5,053 nautical mile trip in 2023 U.S Dollars on a two - class seating configuration (276 seats 7 77 - 200ER, 167 seats 767 - 300ERW, 257 seats 787 - 9, 318 seats 787 - 10) New technologies on 787 include advanced wing design, composite structure and fuel efficient engine technology. 787 - 9 Fuel Efficiency (Per Seat) 2 787 - 10 Fuel Efficiency (Per Seat) 2 Lower % Fuel use per seat 787-9 over 777-200ER 787-9 over 767-300ERW Lower % Fuel use per seat 787-10 over 777-200ER 787-10 over 767-300ERW High Aspect Ratio Wing Raked Wingtip Light - weight Structure Nacelle Chevrons Advanced Avionics One - Piece Fuselage Barrels 787 Dreamliner technology minimizes noise and per seat emissions (compared with 767 - 300ER) 1 Laminar Flow Nacelles R eduction i n fuel and CO 2 emissions 50% reduction i n noise footprint (18%) (29%) (32%) (40%) 25